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                                                                    EXHIBIT 21.1


                         DYNAMICS RESEARCH CORPORATION
                         Subsidiaries of the Registrant



Name                                        Jurisdiction
----                                        ------------
Andrulis Corporation                        Delaware
DRC International Corporation               Massachusetts
Dynamics Research Investment Corporation    Massachusetts
H.J. Ford Associates, Inc.                  Delaware
Impact Innovations Group LLC                Delaware